Dialogic Inc. Reports Third Quarter 2014 Financial Results

PARSIPPANY, NJ - Dialogic Inc. (OTCQB:DLGC), the Network Fuel® company, today announced third quarter results for the period ending September 30, 2014.

GAAP Results

Total Revenue for the third quarter of 2014 was $30.6 million compared to $31.5 million in the second quarter of 2014 and $30.2 million in the third quarter of 2013. Gross Margin for the third quarter of 2014 was 63.7% compared to 61.8% in the second quarter of 2014 and 63.8% in the third quarter of 2013. Operating Expense for the third quarter of 2014 was $16.8 million compared to $18.1 million in the second quarter of 2014 and $17.5 million in the third quarter of 2013. Net Loss for the third quarter of 2014 was $0.4 million, or $0.02 per share compared to $2.3 million, or $0.14 per share, in the second quarter of 2014 and $0.9 million, or $0.05 per share, in the third quarter of 2013. Cash on hand for the third quarter of 2014 was $4.6 million compared to $6.5 million in the second quarter of 2014 and $4.5 million in the third quarter of 2013.

Non-GAAP Results

Total Revenue for the third quarter of 2014 was $30.6 million compared to $31.5 million in the second quarter of 2014 and $30.3 million in the third quarter of 2013. Gross Margin for the third quarter of 2014 was 67.1% compared to 65.2% in the second quarter of 2014 and 67.8% in the third quarter of 2013. Operating Expense for the third quarter of 2014 was $16.2 million compared to $16.2 million in the second quarter of 2014 and $18.3 million in the third quarter of 2013. Adjusted EBITDA for the third quarter of 2014 was $4.4 million compared to $4.3 million in the second quarter of 2014 and $2.3 million in the third quarter of 2013.

Recent Events

On October 10, 2014, Dialogic entered into a definitive merger agreement with entities affiliated with Novacap TMT IV, L.P., an investment fund focused on technology, media and telecommunications and part of the Novacap group, a leading Canadian private equity firm, which set forth the terms of the proposed sale of Dialogic. Pursuant to such merger agreement, such entities affiliated with Novacap launched a tender offer to Dialogic stockholders on October 24, 2014. Subject to customary closing conditions, the parties expect the transaction to close in the fourth quarter of 2014.

About Dialogic

Dialogic (OTCQB:DLGC), the Network Fuel®  company, inspires the world's leading service providers and application developers to elevate the performance of media-rich communications across the most advanced networks. We boost the reliability of any-to-any network connections, supercharge the impact of applications and amplify the capacity of congested networks. Forty-eight of the world's top 50 mobile operators and nearly 3,000 application developers rely on Dialogic to redefine the possible and exceed user expectations.

For more information on Dialogic and the communications solutions energized by our technology, visit www.dialogic.com and www.dialogic.com/en/showcase. Also, visit our social media newsroom for the latest news, videos and blog posts.

This press release contains forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to our ability to continue to achieve operational, organizational and financial savings through initiatives already in process or which may be put in process, generate positive cash flow and support continued revenue growth, the potential market for and market acceptance of our products, industry and competitive market conditions, gross margin expansion, creating new revenue opportunities, reducing operating expenses, risks associated with the expected timing and completion of the transactions contemplated by the merger agreement entered into between Dialogic and entities affiliated with Novacap, and other risks and uncertainties described more fully in our documents filed with or furnished to the SEC. More information about these and other risks that may impact Dialogic's business is set forth in the "Risk Factors" section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the three months ended September 30, 2014, in each case, as filed with the SEC. These filings are available on a website maintained by the SEC http://www.sec.gov/. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Dialogic and Network Fuel are registered trademarks of Dialogic Inc. or a subsidiary. (DLGC-IR)

GAAP Financial Tables

Dialogic Inc.
Consolidated Statements of Operations (GAAP)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue:
Products	$21,805	$20,841	$62,574	$68,325
Services	8,827	9,366	27,946	26,752
Total revenue	30,632	30,207	90,520	95,077
Cost of revenue:
Products	7,283	6,944	21,121	25,389
Services	3,848	3,986	12,729	12,930
Total cost of revenue	11,131	10,930	33,850	38,319
Gross profit	19,501	19,277	56,670	56,758
Operating expenses:
Research and development, net	4,664	5,881	15,343	20,997
Sales and marketing	6,941	7,615	21,705	25,219
General and administrative	5,862	6,280	18,331	21,869
Restructuring charges, net	(690)	(2,323)	(613)	(1,997)
Total operating expenses	16,777	17,453	54,766	66,088
Income (loss) from operations	2,724	1,824	1,904	(9,330)
Other income (expense):
Interest income and other (expense) income, net	(91)	109	(166)	56
Interest expense	(2,850)	(2,620)	(8,352)	(7,519)
Change in fair value of warrants	521	118	(531)	1,391
Foreign exchange loss, net	(425)	(8)	(383)	(919)
Total other expense, net	(2,845)	(2,401)	(9,432)	(6,991)
Loss before provision for income taxes	(121)	(577)	(7,528)	(16,321)
Income tax provision	240	274	424	577
Net loss	$(361)	$(851)	$(7,952)	$(16,898)

Net loss per share - basic and diluted	$(0.02)	$(0.05)	$(0.49)	$(1.11)
Weighted average shares of common stock used in calculation of net loss per share - basic and diluted	16,257	16,046	16,241	15,227

Dialogic Inc.
Consolidated Balance Sheets
(In thousands, except share and per share data)
	September 30,	December 31,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$4,593	$4,508
Restricted cash	575	1,180
Accounts receivable, net of allowance of $2,920 and $3,019, respectively	22,906	24,472
Inventory	4,837	5,799
Other current assets	4,318	7,240
Total current assets	37,229	43,199
Property and equipment, net	4,577	3,775
Intangible assets, net	6,494	10,287
Goodwill	8,282	8,282
Other assets	1,255	1,181
Total assets	$57,837	$66,724
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$6,985	$7,781
Accrued liabilities	11,833	17,808
Deferred revenue, current portion	13,841	13,094
Bank indebtedness	8,229	12,080
Debt, related parties, net of discount	83,342	-
Capital lease obligations, current portion	51	-
Income taxes payable	929	863
Total current liabilities	125,210	51,626
Long-term debt, related parties, net of discount	-	75,513
Warrants	694	163
Other long-term liabilities	5,997	6,419
Total liabilities	131,901	133,721
Commitments and contingencies
Preferred stock, $0.001 par value:
Authorized - 10,000,000 shares; Issued and outstanding - 1 share	-	-
Stockholders' deficit:
Common stock, $0.001 par value:
Authorized - 200,000,000 shares; Issued and outstanding 16,261,711 and 16,239,315 shares, respectively	16	16
Additional paid-in capital	264,235	263,354
Accumulated other comprehensive loss	(22,077)	(22,081)
Accumulated deficit	(316,238)	(308,286)
Total stockholders' deficit	(74,064)	(66,997)
Total liabilities and stockholders' deficit	$57,837	$66,724

Use of Non-GAAP Financial Measures

Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Dialogic believes that presenting non-GAAP Adjusted EBITDA is useful to investors, because it reflects the operating performance of Dialogic. Dialogic management uses these non-GAAP measures as important indicators of the company's past performance and in planning and forecasting performance in future periods. Dialogic considers Adjusted EBITDA an important measure of its ability to generate cash flows to fund operating activities, service debt, fund capital expenditures and fund other corporate investing and financing activities. Adjusted EBITDA eliminates the non-cash effect of tangible asset depreciation and amortization of intangible assets and stock-based compensation, as well as certain nonrecurring items. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities. The non-GAAP financial information Dialogic presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP. You are encouraged to review the reconciliation of GAAP financial measures to non-GAAP financial measures included elsewhere in this press release.

In respect of the foregoing, Dialogic provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

"EBITDA" is defined as earnings before interest, income taxes, depreciation and amortization. "Adjusted EBITDA" is defined as EBITDA, plus adjustments for nonrecurring items or other adjustments. Adjusted EBITDA includes EBITDA but excludes restructuring and integration costs, product rationalization, non-cash stock compensation expense, purchase accounting adjustments, SEC inquiry expenses and other non-recurring transactions, as well as other income (expense) items which include the change in the fair value of warrants and foreign exchange gain (loss). Dialogic considers Adjusted EBITDA as a key metric in evaluating its financial performance.

Non-GAAP Financial Tables

Dialogic Inc.
Reconciliation of Consolidated Statement of Operations to Adjusted EBITDA Results
Three Months Ended September 30, 2014
(in thousands, except per share data)
(unaudited)

	GAAP	Depreciation and Amortization	Restructuring and Integration Costs	Product Rationalization	Stock-based Compensation Expense	Purchase Accounting Adjustments	SEC Inquiry	Other Adjustments	Adjusted EBITDA
Revenue:
Products	$ 21,805	-	-	-	-	-	-	-	$ 21,805
Services	8,827	-	-	-	-	-	-	-	8,827

Cost of revenue:
Products	7,283	(1,041)	-	-	(8)	-	-	-	6,234
Services	3,848	-	-	-	-	-	-	-	3,848

Operating expenses:
Research and development, net	4,664	(103)	-	-	(4)	-	-	-	4,557
Sales and marketing	6,941	(263)	-	-	(30)	-	-	-	6,648
General and administrative	5,862	(427)	(267)	-	(175)	-	(11)	-	4,982
Restructuring charges, net	(690)	-	690	-	-	-	-	-	-

Total other expense, net	(2,845)	-	-	-	-	-	-	2,845	-
Income tax provision	240	-	-	-	-	-	-	(240)	-
Net (loss) income	$ (361)	1,834	(423)	-	217	-	11	3,085	$ 4,363

Net (loss) income per share - basic and diluted	$ (0.02)								$ 0.27
Weighted average shares of common stock used in
calculation of net (loss) income per share - basic and diluted	16,257								16,257

Dialogic Inc.
Reconciliation of Consolidated Statement of Operations to Adjusted EBITDA Results
Three Months Ended June 30, 2014
(in thousands, except per share data)
(unaudited)

	GAAP	Depreciation and Amortization	Restructuring and Integration Costs	Product Rationalization	Stock-based Compensation Expense	Purchase Accounting Adjustments	SEC Inquiry	Other Adjustments	Non-GAAP
Revenue:
Products	$ 21,161	-	-	-	-	-	-	-	$ 21,161
Services	10,293	-	-	-	-	-	-	-	10,293

Cost of revenue:
Products	7,101	(1,070)	-	-	(14)	-	-	-	6,017
Services	4,914	-	-	-	-	-	-	-	4,914

Operating expenses:
Research and development, net	4,935	(118)	-	-	(11)	-	-	-	4,806
Sales and marketing	6,976	(263)	(35)	-	9	-	-	-	6,687
General and administrative	6,082	(432)	(400)	-	(232)	-	(64)	(253)	4,701
Restructuring charges, net	81	-	(81)	-	-	-	-	-	-

Total other expense, net	(3,404)	-	-	-	-	-	-	3,404	-
Income tax provision	305	-	-	-	-	-	-	(305)	-
Net (loss) income	$ (2,344)	1,883	516	-	248	-	64	3,962	$ 4,329

Net (loss) income per share - basic and diluted	$ (0.14)								$ 0.27
Weighted average shares of common stock used in
calculation of net (loss) income per share - basic and diluted	16,257								16,257

Dialogic Inc.
Reconciliation of Consolidated Statement of Operations to Adjusted EBITDA Results
Three Months Ended September 30, 2013
(in thousands, except per share data)
(unaudited)

	GAAP	Depreciation and Amortization	Restructuring and Integration Costs	Product Rationalization	Stock-based Compensation Expense	Purchase Accounting Adjustments	SEC Inquiry	Other Adjustments	Non-GAAP
Revenue:
Products	$ 20,841	-	-	-	-	35	-	-	$ 20,876
Services	9,366	-	-	-	-	58	-	-	9,424

Cost of revenue:
Products	6,944	(1,166)	-	-	(20)	-	-	-	5,758
Services	3,986	-	-	-	-	-	-	-	3,986

Operating expenses:
Research and development, net	5,881	(207)	-	-	(25)	-	-	-	5,649
Sales and marketing	7,615	(372)	-	-	(61)	-	-	-	7,182
General and administrative	6,280	(512)	(24)	-	(362)	-	66	7	5,455
Restructuring charges, net	(2,323)	-	2,323	-	-	-	-	-	-

Total other expense, net	(2,401)	-	-	-	-	-	-	2,401	-
Income tax provision	274	-	-	-	-	-	-	(274)	-
Net (loss) income	$ (851)	2,257	(2,299)	-	468	93	(66)	2,668	$ 2,270

Net (loss) income per share - basic and diluted	$ (0.05)								$ 0.14
Weighted average shares of common stock used in
calculation of net (loss) income per share - basic and diluted	16,046								16,046

Important Information for Stockholders

This announcement is neither an offer to purchase nor a solicitation to sell shares of Dialogic. On October 24, 2014, Novacap filed a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer, and Dialogic filed a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Dialogic and the Novacap affiliate mailed these documents to stockholders of Dialogic. These documents contain important information about the tender offer and stockholders of Dialogic are urged to read them carefully and in their entirety, including any amendments thereto, prior to making any decisions with respect to the tender offer because they contain important information, including the terms and conditions of the tender offer. Stockholders of Dialogic may obtain a free copy of these documents, and any other documents filed by Dialogic or Novacap with the SEC at the SEC’s Web site at www.sec.gov.  In addition, stockholders will be able to obtain a free copy of these documents from Dialogic by directing such request to Dialogic Inc., 4 Gatehall Drive, Parsippany, NJ 07054 Attention: Investor Relations; Telephone: 973-967-6425.

Investor Relations

Dialogic Inc.

Andrew Goldberg, 973-967-6425

Senior Vice President, Marketing & Strategy

Andrew.Goldberg@dialogic.com

Source: Dialogic Inc.